UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Friday, January 30, 2004

Time:	11:00 a.m., Pacific time

Place:	Morgan Run Resort & Club 5690 Cancha De Golf Rancho Santa Fe, California 92091

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Natural Alternatives International, Inc. to consider and act upon the following matters:

1.	To elect two Class I directors to serve until the next annual meeting of stockholders held to elect Class I directors and until their successors are elected and qualified;

2.	To approve an amendment to our 1999 Omnibus Equity Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on December 2, 2003, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or via the internet will further help us reduce the costs of solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Mark A. LeDoux

Chairman of the Board and Chief Executive Officer

1185 Linda Vista Drive

San Marcos, California 92069

(760) 744-7340

December 12, 2003

NATURAL ALTERNATIVES INTERNATIONAL, INC.

1185 Linda Vista Drive

San Marcos, California 92069

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (the “Company” or “we,” “our,” or “us”), for use at the annual meeting of stockholders to be held on Friday, January 30, 2004, at 11:00 a.m. Pacific time, at Morgan Run Resort & Club, 5690 Cancha De Golf, Rancho Santa Fe, California 92091, and at any adjournment thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about December 12, 2003 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on December 2, 2003. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of December 2, 2003, approximately 5,821,973 shares of our common stock, par value $0.01 per share, were issued and outstanding.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of December 2, 2003, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow the people named on the proxy card (Mark A. LeDoux and Randell Weaver) to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, via the internet or by mail. Shares held in street name may be voted by telephone or via the internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or via the internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You may also send a written notice of revocation to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92069, Attention: Mr. Randell Weaver, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decided you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. An abstention from voting will be used for the purpose of establishing a quorum, and will be considered a vote “against” a proposal. A broker non-vote will also be used for the purpose of establishing a quorum, but will not be counted in the voting process.

How many votes are required to approve each of the proposals?

For the election of the two Class I directors, a plurality of the votes is required. This means that the two candidates who receive the most votes will be elected to the two available Class I positions on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the other proposals.

As of December 2, 2003, our executive officers and directors held of record or beneficially approximately 1,417,435 shares, or 24.3%, of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote “for” the election of each of the nominees for Class I director and “for” each of the other proposals described in this proxy statement.

Who pays for this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, telegram or other means. No additional compensation will be paid to these individuals for any such services. We have also retained Mellon Investor Services LLC to help us solicit proxies for an estimated fee of $6,000.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, one Class II director, and one Class III director. There is a vacant Class II director seat, which was formerly held by Marie A. LeDoux, one of our founders, who passed away in December 2001. Our Board of Directors intends to fill the vacant Class II director seat but has not yet selected a candidate for the position.

Members of each class are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class I directors are currently serving terms that are due to expire at the Annual Meeting. The Class II director is currently serving a term that is due to expire at our next annual meeting, and the Class III director is serving a term that is due to expire at the next annual meeting thereafter.

Nominees

At the Annual Meeting two Class I directors are to be elected to serve until the next annual meeting of stockholders held to elect Class I directors and until their successors are elected and qualified or until their death, resignation or removal. The Board of Directors proposes the election of the nominees named below, each of whom is currently a Class I member of our Board of Directors elected by stockholders at the annual meeting of stockholders held on January 8, 2001.

Unless authorization to do so is withheld, proxies received will be voted “for” the two nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Our Board of Directors proposes the election of the following nominees as Class I members of the Board of Directors:

Mark A. LeDoux

Joe E. Davis

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A CLASS I DIRECTOR OF THE COMPANY.

Directors and Executive Officers

The Board of Directors is responsible for the overall management of the Company. The Board of Directors, in turn, elects the executive officers of the Company who are responsible for administering our day-to-day operations.

The name and age of each of our directors, including the nominees, and executive officers, as well as their positions with the Company and business experience are shown below. The Board of Directors has determined that Messrs. Davis, Schmidt and Weldon are “independent directors” as that term is defined in applicable Nasdaq listing requirements and rules adopted by the Securities and Exchange Commission (SEC).

CLASS I (Nominees)

Mark A. LeDoux (Age 49)

Chairman of the Board, Chief Executive Officer and Assistant Treasurer

Director and Officer since 1986

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Assistant Treasurer since 1998, and the Chairman of the Board since 2001. Mr. LeDoux has also served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE), our wholly-owned subsidiary, since its inception in 1999. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law.

Joe E. Davis (Age 69)

Director since 2000

Mr. Davis has been a member of the Audit Committee of the Board of Directors since 2000 and a member of the Human Resources Committee of the Board of Directors since January 2003. He has been a private investor for more than ten years. He currently serves as a director of several public and privately held corporations, including BMC Industries, Inc., Wilshire Technologies, Inc., Freymiller Trucking, Inc., American Funds Insurance Series, and Anworth Mortgage Securities, Inc. Previously, Mr. Davis served as Chairman of the Board of Linear Corporation (1987-1988); President and Chief Executive Officer of BMC Industries, Inc. (1985); and President and Chief Executive Officer of National Health Enterprises, Inc. (1974-1982). Mr. Davis graduated from the University of Texas with a Bachelor of Science in Chemistry. He holds a Master of Business Administration degree from the Harvard Graduate School of Business Administration.

CLASS II

Lee G. Weldon (Age 64)

Director since 1992

Mr. Weldon has been a member of both the Human Resources and Audit Committees of the Board of Directors since 1993. Mr. Weldon was the President of Natures Apothecary (1997-2000) and the Chairman and Chief Executive Officer of Kal Healthway, Inc., a food supplement distributor (1978-1995). He graduated from the University of California at Los Angeles with a Bachelor of Science in Business Administration in 1963. He became a member of the Young President’s Organization in 1982, and became a graduate member in 1990.

CLASS III

J. Scott Schmidt (Age 66)

Director since 1999

Mr. Schmidt has been a member of both the Human Resources and Audit Committees of the Board of Directors since 1999. He is a management consultant specializing in communications, marketing, and mergers and acquisitions. Previously, he was Chief Executive Officer of Thompson Newspapers Corporation (1992-1994); President, Publisher and Partner of American Collegiate Network, Inc., which was the publisher of the National College Newspaper (1991-1992); and President and Chief Executive Officer of Hilton/Schmidt, Inc., which specialized in consulting for media companies in the areas of editorial, sales, marketing and acquisitions. Mr. Schmidt spent 27 years with Tribune Company of Chicago, eventually serving as Vice President — News and Information for the entire corporation. Mr. Schmidt attended Bradley University and Northwestern University.

EXECUTIVE OFFICERS

Randell Weaver (Age 45)

President and Secretary

Officer since 2001

Mr. Weaver has been the President of the Company since January 2003 and the Secretary of the Company since November 2001. Mr. Weaver has also served as Managing Director of NAIE since 2001. Previously, he served as Chief Financial Officer and Chief Operating Officer (September 2001-January 2003) and Executive Vice President of the Company (August 2002-January 2003). Before joining the Company, Mr. Weaver was Managing Director of CGM Group, LLC, a management consulting firm (2000-2001); a consultant in the bankruptcy reorganization of Solutioneering (1999-2000); President and Chief Financial Officer of two subsidiaries of Grupo Industrial Bimbo, S.A., a baking company (1995-1998); principal of Randell Weaver Consulting, where he managed operation and financial restructurings of troubled enterprises (1986-1995); and Chief Financial Officer of Microcomputer Memories, Inc. (1984-1986). Before 1984, Mr. Weaver worked for four years in public accounting with Pannell Kerr Forster. Mr. Weaver graduated from California State University, Northridge with a Bachelor of Science in Business Administration and from the University of Santa Monica with a master’s degree in Spiritual Psychology.

John R. Reaves, Jr. (Age 37)

Chief Financial Officer

Officer since 2002

Mr. Reaves has been the Chief Financial Officer of the Company since January 2003. Previously, he was Vice President of Finance (May 2002-January 2003). Before joining the Company, Mr. Reaves was Chief Financial Officer of Neptune Networks, Inc., an enterprise established to provide internet service kiosks in areas of public accommodation (2000-2001), and Director of Finance and Operations, Southern California market with LSG Sky Chefs, Inc., the world’s largest airline caterer (1998-2000). Before 1998, Mr. Reaves was a Manager with Arthur Andersen LLP.

Timothy E. Belanger (Age 56)

Senior Vice President — Sales and Marketing

Officer since 2002

Before joining the Company in May 2002, Mr. Belanger was Vice President of Marketing and Sales for Overhill Farms, Inc., a frozen food manufacturer (May 2001-February 2002); President of Sales Solutions, Inc. (2000-2001); and Vice President of Marketing and Sales with J.C. Garet, Inc., a detergent manufacturer (1997-2000).

Mark E. Zimmerman (Age 45)

Vice President — Operations

Officer since 2002

Before joining the Company in January 2002, Mr. Zimmerman was a senior consultant with Gerald E. Dunn, Inc., a management consulting firm (1998-January 2002). Before 1998, he was a principal with Zimmerman & Associates, a management consulting firm.

Dr. John A. Wise (Age 64)

Chief Scientific Officer

Officer since 1992

Dr. Wise has been the Chief Scientific Officer of the Company since 2001. Previously, he served as Vice President of Science and Technology (2000-2001), Vice President — Research and Development (1992-2000), and a consultant to the Company (1987-1992). Before beginning work with the Company in 1987, Dr. Wise was Executive Vice President of Research and Development with United Sciences of America, Inc. (1982-1986). He graduated in 1963 from the University of Washington with a Bachelor of Science degree in Preventative Medicine and a Bachelor of Arts degree in Zoology. He received a Master of Science in Microbiology from the University of Minnesota in 1967, and a Ph.D. in Microbiology from Oregon State University in 1970.

Board Meetings

The Board of Directors held five regular meetings during the fiscal year ended June 30, 2003. All of the members of the Board of Directors were present at each of the five meetings.

Board Committees

The Board of Directors has an Audit Committee and a Human Resources Committee, which functions as a compensation committee. It does not have a Nominating Committee. Messrs. Davis, Schmidt and Weldon are the current members of both committees. During the fiscal year ended June 30, 2003, the Audit Committee held five regular meetings and the Human Resources Committee held three regular meetings. All of the members of each committee were present at each of the meetings during the period in which they served on the committees.

Audit Committee. The Audit Committee operates under a charter adopted by the Board of Directors in 2000, a copy of which was included as Appendix 1 to our proxy statement for the annual meeting of stockholders held on January 8, 2001 and filed with the SEC on October 30, 2000. The general function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing our financial reporting process and information, our system of internal controls, and our internal and external audit processes. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, including the selection of our independent auditors, but has no authority to make final decisions. Only independent directors may serve on the Audit Committee.

Human Resources Committee. The Human Resources Committee recommends to the Board of Directors policies under which compensation is paid or awarded to our directors, officers and certain other personnel. Among other things, the Human Resources Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our directors, officers and certain other personnel including salary, bonuses, stock option grants, other cash or stock awards under our management cash incentive and equity incentive plans, retirement and other compensation. All of the members of the Human Resources Committee are independent directors.

Stock Holdings of Certain Owners and Management

The following table sets forth information on the beneficial ownership of our common stock by executive officers and directors, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of December 2, 2003.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership[1]	Percent of Common Stock Outstanding[2]
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	370,800[3]	6.0%

Carl J. Terranova P.O. Drawer H, Valley Cottage, New York 10989	299,900[4]	4.9%

Mark A. LeDoux Chairman of the Board and Chief Executive Officer	1,353,650[5]	22.1%

Joe E. Davis Director	21,100[6]	0.3%

J. Scott Schmidt Director	33,100[7]	0.5%

Lee G. Weldon Director	76,980[7]	1.3%

Randell Weaver President and Secretary	43,221[8]	0.7%

John R. Reaves, Jr. Chief Financial Officer	10,200[9]	0.2%

Timothy Belanger Senior Vice President — Sales and Marketing	15,100[9]	0.2%

Mark E. Zimmerman Vice President — Operations	10,646[9]	0.2%

Dr. John A. Wise Chief Scientific Officer	79,459[10]	1.3%

All directors and executive officers as a group (nine persons)	1,643,456[11]	26.8%

[1]	A person is considered to beneficially own any shares: (i) over which the person exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options). Unless otherwise indicated, voting and investment power relating to the shares shown in the table is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

[2]	Shares of our common stock underlying options that are exercisable as of December 2, 2003 or within 60 days of December 2, 2003 are considered outstanding for purposes of computing the percentage shown but are not considered outstanding for any other purpose.

[3]	As reported by the beneficial owner on Schedule 13G/A filed with the SEC on February 11, 2003.

[4]	As reported by the beneficial owner on Schedule 13D/A filed with the SEC on May 7, 2002.

[5]	Includes 38,500 shares underlying options that are exercisable.

[6]	Includes 20,100 shares underlying options that are exercisable.

[7]	Includes 30,100 shares underlying options that are exercisable.

[8]	Includes 15,300 shares underlying options that are exercisable and 11,121 shares that will become exercisable on December 31, 2003.

[9]	Includes 10,200 shares underlying options that are exercisable.

[10]	Includes 50,200 shares underlying options that are exercisable.

[11]	Includes 226,021 shares underlying options that are exercisable or that will become exercisable on December 31, 2003.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports provided to us and written representations that no other reports were required, during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with, except for the following reports that were not timely filed: (i) Dr. Wise filed one report on September 9, 2003 to report two option grants, one on August 20, 2002 and one on August 28, 2000; (ii) Mr. Weldon filed one report on September 9, 2003 to report an option grant on March 1, 2003; (iii) Mr. Schmidt filed one report on September 9, 2003 to report three option grants, one on March 1, 2003, one on March 1, 2002, and one on March 1, 2001; (iv) Mr. Davis filed one report on August 28, 2003 to report three option grants, one on March 1, 2003, one on March 1, 2002, and one on March 1, 2001;(v) Mr. LeDoux filed one report on September 9, 2003 to report one option grant on August 20, 2002; (vi) Mr. Weaver filed one report on November 20, 2002 to report an option grant on August 20, 2002; and (vii) Mr. LeDoux filed one report on October 10, 2002 to report the purchase of 4,400 shares on October 7, 2002.

Certain Relationships and Related Transactions

As of July 1, 2002, Mr. LeDoux, the Chairman of the Board and our Chief Executive Officer, was indebted to the Company in the amount of $76,000. This amount represented the principal and accrued interest on a loan made to Mr. LeDoux for personal purposes. This loan has been repaid in full by Mr. LeDoux.

On June 23, 2003, the Board of Directors approved the assumption by the Company of the lease on an apartment in Lugano, Switzerland, currently in the name of Mr. LeDoux. Before assuming the lease, the Company had been paying a portion of the cost of the apartment based on a daily use rate when the apartment was used to house non-Swiss employees and customers visiting Lugano for business purposes related to NAIE. The daily use rate was less than the cost paid to house such personnel in local hotels. Employees and affiliated persons of the Company, including Mr. LeDoux and his family, will be required to pay the Company the ratable cost associated with any personal use of the apartment.

[Intentionally left blank.]

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our current executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last three fiscal years ended June 30.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)[1]	Securities Underlying Options (#)[2]	All Other Compensation ($)[10]
Mark A. LeDoux Chief Executive Officer	2003 2002 2001	217,897[3] 219,807 212,019	100,000 — 203	— — —	25,000 — 30,000	6,449 5,444 724

Randell Weaver President and Secretary	2003 2002[4]	232,572[3] 176,539	30,000 —	— —	45,000 100,000[5]	5,866 445

John R. Reaves, Jr. Chief Financial Officer	2003 2002[6]	158,461 17,308	10,000 —	— —	— 30,000	778 —

Timothy E. Belanger Senior Vice President — Sales and Marketing	2003 2002[7]	175,000 20,192	— —	— —	— 30,000	816 —

Mark E. Zimmerman Vice President — Operations	2003 2002[8]	144,231 48,529	12,500 —	— —	— 30,000	809 95

Dr. John A. Wise Chief Scientific Officer	2003 2002 2001	184,361 175,856 170,769	15,000 — 203	— — —	30,000 — 40,000	3,289 5,164 61,759[9]

[1]	Includes annual compensation not properly categorized as salary or bonus, such as perquisites and other personal benefits, unless the total amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus.

[2]	Options were granted under our 1999 Omnibus Equity Incentive Plan.

[3]	A portion of Mr. LeDoux’s and Mr. Weaver’s annual salary may be paid by NAIE in Swiss Francs. For the fiscal year ended June 30, 2003, the equivalent of $14,675 was paid by NAIE to Mr. LeDoux.

[4]	Mr. Weaver joined the Company in September 2001.

[5]	This option was cancelled on April 24, 2003.

[6]	Mr. Reaves joined the Company in May 2002.

[7]	Mr. Belanger joined the Company in May 2002.

[8]	Mr. Zimmerman joined the Company in January 2002.

[9]	Includes forgiveness of indebtedness of $61,216 owed by Dr. Wise to the Company.

[10]	Includes matching contributions under our profit sharing plan and premiums paid by the Company for term life insurance and long-term disability.

Option Grants in Fiscal 2003

The following table shows the options granted to our executive officers during the fiscal year ended June 30, 2003. All of the options shown were granted under our 1999 Omnibus Equity Incentive Plan.

	# of Shares of Common Stock Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)[2]	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[3]
Name					5%	10%
Mark A. LeDoux	25,000	8.77	3.024	8/19/07	$12,000	$35,000
Randell Weaver	45,000	15.79	2.749	8/19/07	$34,200	$75,600
Dr. John A. Wise	30,000	10.53	2.749	8/19/07	$22,800	$50,400

[1]	Each of the options shown was granted on August 20, 2002 and vests 34% on August 20, 2003, an additional 33% on August 20, 2004 and the remaining 33% on August 20, 2005. The vesting accelerates in the event of the optionee’s death or disability or in the event of a change in control.

[2]	The exercise price is equal to 100% of the closing sale price of our common stock on the date of grant, as reported by Nasdaq, except for the exercise price for the option granted to Mr. LeDoux, which is 110% of such closing price.

[3]	Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The actual realized value will depend on the market value of our common stock on the exercise date, and no gain to the optionee is possible without an increase in the price of our common stock above the exercise price. All assumed values are before taxes.

Aggregated Option Exercises and Fiscal Year End Option Values

The following table provides information about option exercises by our executive officers during the fiscal year ended June 30, 2003, and the value of unexercised options held by our executive officers as of June 30, 2003.

	# of Shares of Common Stock Acquired on Exercise	Valued Realized ($)	# of Shares of Common Stock Underlying Unexercised Options		Value of Unexercised In-the-Money Options[1]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. LeDoux	—	—	38,500	16,500	$104,832	$31,763
Randell Weaver	—	—	15,300	29,700	$33,660	$65,340
John R. Reaves, Jr.	—	—	10,200	19,800	$29,366	$57,004
Timothy E. Belanger	—	—	10,200	19,800	$29,366	$57,004
Mark E. Zimmerman	—	—	10,200	19,800	$32,120	$62,350
Dr. John A. Wise	—	—	50,200	19,800	$140,400	$43,560

[1]	Based on the closing sale price of our common stock of $4.949 on June 30, 2003, as reported by Nasdaq.

Defined Benefit Plan

We sponsor a defined benefit pension plan that provides retirement benefits to employees based generally on years of service and compensation during the last five years before retirement. Effective June 20, 1999, the Board of Directors amended the plan to freeze the accrued benefit of each plan member at its then current amount and to no longer allow inactive plan members or other employees to become active members of the plan.

Employment Agreements

We have employment agreements with each of our executive officers, namely Messrs. LeDoux, Weaver, Reaves, Belanger, Zimmerman and Wise. Under the terms of each agreement, the officer’s employment is at-will and the employment may be terminated at any time, with or without cause, by either the officer or the Company. Each officer receives an annual salary, payable no less frequently than monthly, and may receive certain employee benefits available generally to all employees or specifically to executives, including bonus compensation in a manner and at a level determined from time to time by the Board of Directors. The annual salaries of each executive officer under the employment agreements in effect for the fiscal year ending June 30, 2004 are:

Name	Annual Salary
Mark A. LeDoux	$242,190
Randell Weaver	$242,190
John R. Reaves, Jr.	$176,800
Timothy E. Belanger	$182,000
Mark E. Zimmerman	$175,000
Dr. John A. Wise	$193,752

Under the terms of the employment agreements for Mr. LeDoux and Mr. Wise, if we terminate them without cause or if they resign or are terminated without cause upon a change in control, they will be entitled to receive a severance benefit equal to 12 months’ compensation. Under the terms of the employment agreements for each of the other executive officers, if they are terminated without cause, they will be entitled to receive a severance benefit equal to one month’s compensation for each completed year of service up to a maximum of six months’ compensation. If they resign or are terminated without cause upon a change in control, they will be entitled to receive a severance benefit equal to six months’ compensation plus one month’s compensation for each year of service, with the exception of Mr. Weaver who will be entitled to receive a severance benefit equal to 12 months’ compensation. In addition, if any of the executive officers resign or are terminated upon a change in control, each outstanding stock option of any such executive officers shall become fully exercisable for the remaining term of the option.

Director Compensation

Messrs. Davis, Schmidt and Weldon each receive an annual retention fee of $10,000, and a fee of $1,000 for each board and committee meeting they attend. In addition, on March 1 of each year, Messrs. Davis, Schmidt and Weldon each receive a nonqualified stock option to buy 10,000 shares of our common stock pursuant to our 1999 Omnibus Equity Incentive Plan. Each option vests in equal annual installments over a three year period, has an exercise price equal to 100% of the fair market value of a share of our common stock on March 1 of that year, and a term of ten years. Mr. LeDoux receives no additional compensation for serving as a director. Directors are reimbursed for travel and other expenses incurred in attending board and committee meetings.

Human Resources Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2003, the members of the Human Resources Committee of the Board of Directors were Messrs. Davis, Schmidt and Weldon. None of these individuals is or has been an officer or employee of the Company or any of its subsidiaries. There are no interlocks between the executive officers and members of the Human Resources Committee of the Company and those of any other entity.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board of Directors recommends to the Board of Directors policies under which compensation is paid or awarded to our directors, executive officers and other key personnel. Among other things, the Human Resources Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our directors, executive officers and other key personnel including salary, bonuses, stock option grants, other cash or stock awards under our management cash incentive and equity incentive plans, retirement and other compensation. All of the members of the Human Resources Committee are independent directors

Executive Compensation Policies and Programs

Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to improve long-term stockholder returns by achieving both short- and long-term strategic Company goals. Our compensation programs link a significant portion of each executive’s compensation directly to individual and Company performance and seek to align the financial interests of our executives with those of our stockholders. There are three basic components to our executive compensation program: salary and benefits, annual cash incentive bonuses, and long-term incentive compensation in the form of stock options and other equity-based compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees.

Salary and Benefits. We design our executive salary structure to be competitive. We believe a competitive salary structure is important if we are to retain our executives and other key employees and attract highly qualified executives when needed. To determine whether our salary structure is competitive, we periodically review available information about prevailing salaries and compensation programs offered by companies within our geographic area that are similar to us in size and type of business conducted. We take into account not only the amount of our base salary but also our overall benefits package. Our executive benefits include medical, dental, vision, term life, and disability. An individual executive’s salary and benefits package will vary within our framework based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance.

Annual Incentive Bonus. Each executive officer is eligible to receive an annual cash bonus under our management cash incentive plan. The plan is designed to reward executive officers and other key personnel for significant contributions to our performance during the fiscal year. Each fiscal year, the Board of Directors, based on recommendations from the committee, establishes various goals related to one or more of the following categories: Company performance, functional/departmental performance and/or individual performance. Each goal is weighted. The successful completion of each goal may be evaluated on a pass/fail basis, or may be designated three performance levels: a threshold, a target and an outstanding level. These levels are intended to motivate our executives by providing substantial bonus payments for the achievement of financial goals. The bonus earned will be directly related to the participant’s performance and determination of achievement, if any, of each performance goal and may be in the form of a percent of salary and/or a flat dollar amount. Any award under the plan must be approved by the committee after our audited financial results for the fiscal year are completed. If a participant is terminated or resigns, the participant forfeits all rights to any award under the plan.

Long-Term Incentive Compensation. Each executive officer is eligible to participate in our 1999 Omnibus Equity Incentive Plan (the “Plan”). Under the Plan, the Board of Directors, based on recommendations from the committee, may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, and stock units to executive officers and other personnel, non-employee directors and consultants. As of June 30, 2003, only incentive and nonqualified stock options have been granted under the plan.

Options to buy shares of our common stock are awarded with an exercise price equal to the fair market value of our common stock on the date of grant. Accordingly, the executive is rewarded only if the market price of our common stock appreciates. Since options vest over time, the Board of Directors periodically grants new options to provide continuing incentives for future performance.

Stock options are designed to align the interests of our executive officers with those of our stockholders by encouraging executives to enhance the value of the Company and, thus, the price of our common stock and the stockholders’ return. In addition, through deferred vesting, stock options are designed to create an incentive for individual executives to remain with the Company.

Other Plans. We have a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), whereby executive officers and other employees may contribute a percentage of their compensation. We match 50% of the first 6% of a participant’s compensation contributed to the plan. We also have an employee stock purchase plan that allows executive officers and other eligible employees to have a maximum of 15% of their compensation withheld through payroll deductions to buy shares of our common stock at the lower of 85% of (i) the fair market value at the beginning of each offering period, or (ii) the fair market value on predetermined dates.

Chief Executive Officer. Mr. LeDoux, the Chairman of the Board and our Chief Executive Officer, is awarded a base salary and is evaluated substantially in accordance with the foregoing policies. In August 2002, the committee recommended and the Board of Directors approved, an increase in Mr. LeDoux’s salary from $225,000 to $232,875 based on his contributions to the Company and the accomplishments achieved by the Company. The Board of Directors also approved a $100,000 bonus to Mr. LeDoux for his efforts in managing litigation matters for the Company that have resulted in the Company receiving approximately $3.9 million in recoveries.

Members of the Human Resources Committee

J. Scott Schmidt, Chairman

Joe E. Davis

Lee G. Weldon

The Human Resources Committee Report on Executive Compensation is not considered proxy-soliciting material and is not deemed to be filed with the SEC or subject to Regulation 14A and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this report by reference.

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STOCKHOLDER RETURN PERFORMANCE GRAPH

The graph below provides a comparison of cumulative total returns for our common stock, the Nasdaq Stock Market (U.S.), and the Nasdaq Health Services Indices for the five year period ended June 30, 2003. The graph assumes an investment of $100 on June 30, 1998 in each of our common stock, and the stock comprising the Nasdaq Stock Market (U.S.) and the Nasdaq Health Services Indices. Each of the indices assumes that all dividends were reinvested. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

The stock performance shown above is not indicative of future performance.

The performance information above is not considered proxy-soliciting material and is not deemed to be filed with the SEC or subject to Regulation 14A and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 1999 OMNIBUS EQUITY INCENTIVE PLAN

We believe that the availability of stock options and other stock-based incentives under our 1999 Omnibus Equity Incentive Plan (the “Plan”) is important to our ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of October 24, 2003, out of a total of 900,000 shares of our common stock reserved for issuance under the Plan, 22,497 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees. Accordingly, on October 24, 2003, the Board of Directors approved an amendment to the Plan, subject to stockholder approval, to reserve an additional 500,000 shares of our common stock for issuance under the Plan. This increase in shares would be in addition to the annual increase in shares under the Plan each January 1 of the lesser of (a) 2.5% of the total number of shares of common stock then outstanding or (b) 100,000 shares. If the increase of 500,000 shares is approved by stockholders at the Annual

Meeting, the total number of shares reserved for issuance under the Plan would increase from 900,000 to 1,500,000, assuming the annual increase of 100,000 shares on January 1, 2004. The Board of Directors also approved on October 24, 2003, subject to stockholder approval, an increase in the per-employee limit on shares underlying grants of options under the Plan in any one fiscal year from 50,000 to 150,000, and from 75,000 to 175,000 in the case of a new employee in the fiscal year in which such employee’s service first commences.

The following is a summary of the principal features of the Plan. It is not a complete description of all of the Plan’s provisions. A copy of the Plan, as proposed to be amended, is included as Attachment A to this proxy statement. We intend to file an amended Form S-8 with the SEC to register the additional shares under the Securities Act of 1933, as amended, as soon as practicable after receiving stockholder approval of the amendment to the Plan.

Principal Features of the Plan

Eligibility. All employees, non-employee directors and consultants of the Company or its subsidiaries are eligible for the grant of restricted stock, stock units, stock appreciation rights and nonqualified stock options under the Plan. Only employees may be granted incentive stock options. As of October 24, 2003, only incentive and nonqualified stock options have been granted under the Plan. The number of persons who held options granted under the Plan as of October 24, 2003 was approximately 35.

Administration. The Human Resources Committee makes recommendations to the Board of Directors for its approval regarding the grant of awards under the Plan to eligible participants, at such times, under such terms and in such amounts as the committee and the Board of Directors may decide.

Term of Plan. The Plan was initially approved by the Board of Directors on May 10, 1999 and approved by stockholders at the annual meeting of stockholders held on December 6, 1999. The Plan will remain in effect until it is terminated by the Board of Directors, except that no incentive stock options may be granted on or after the 10th anniversary of the later of (a) the date the Board of Directors adopted the Plan or (b) the date when the Board of Directors adopted the most recent increase in the number of shares available under the Plan that was also approved by our stockholders. The Board of Directors may at any time amend, alter, suspend or terminate the Plan for any reason, subject to applicable laws, rules or regulations requiring stockholder approval of certain amendments to the Plan.

Annual Grants to Non-Employee Directors. On March 1 of each year, each non-employee director receives a nonqualified stock option to buy 10,000 shares of our common stock. Each option vests in equal annual installments over a three year period, has an exercise price equal to 100% of the fair market value of a share of our common stock on March 1 of that year, and a term of ten years.

Stock Options. The Human Resources Committee will recommend, and the Board of Directors will approve, the individuals to whom options will be granted, the exercise price of each option, the number of shares underlying each option, the term of each option, the vesting conditions of each option, and whether each option is intended to be an incentive option or a nonqualified option. The exercise price may not be less than 100% of the fair market value of the underlying shares on the date of grant in the case of an incentive stock option, and not less than 85% of such value in the case of a nonqualified stock option. For purposes of determining the exercise price of options granted under the Plan, the fair market value of the underlying shares on the date of grant will be deemed to be the closing sale price of our common stock as reported by Nasdaq on the date of grant. No monetary consideration will be paid to the Company upon the granting of options.

Options may be granted for varying terms established at the time of grant, not to exceed 10 years from the date of grant for incentive stock options. Vesting conditions will be established at time of grant and will vary, but options granted to non-officer employees must vest at least 20% per year. The option agreement between the Company and the optionee may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or in the event of a change in control or other events and may provide for expiration before the end of its term in the event of termination of the optionee’s service. Options may be granted in combination with other awards under the Plan. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the Plan will be reduced by the number of shares issued upon exercise of the option. Option shares that are not purchased before the expiration, termination or cancellation of the related option will become available for future awards under the Plan.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted to eligible individuals under the Plan. SARs may, but need not, be granted in connection with an option. A SAR gives the holder the right to payment from the Company of an amount equal to the excess of the fair market value on the date of exercise of one share of our common stock over its fair market value on the date of grant (or, if granted in connection with an option, the exercise price per share under the option to which the SAR relates), multiplied by the number of shares underlying the portion of the SAR or option that is surrendered. Payment may be in the form of cash, shares of common stock or a combination thereof. The fair market value of the underlying shares on the date of exercise or grant will be deemed to be the closing sale price of our common stock as reported by Nasdaq on such date. A SAR holder will not pay the Company any cash consideration upon either the grant or exercise of the SAR, except for tax withholding amounts upon exercise.

SARs may be granted for varying terms established at the time of grant. Any vesting conditions will also be established at time of grant and will vary. The SAR agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or in the event of a change in control or other events and may provide for expiration before the end of its term in the event of termination of the holder’s service. If, on the date when a SAR expires, the exercise price of the SAR is less than the fair market value on such date but any portion of the SAR has not been exercised or surrendered, then the SAR will automatically be deemed to be exercised as of such date with respect to such portion.

Restricted Stock. Restricted stock may be sold or awarded to eligible individuals under the Plan for such consideration as the Human Resources Committee and/or the Board of Directors may determine, including cash, cash equivalents, promissory notes, and past or future services. Each award of restricted stock may or may not be subject to vesting. The restricted stock agreement may provide for accelerated vesting in the event of the holder’s death, disability or retirement or in the event of a change in control or other events. Holders of restricted stock awarded under the Plan shall have the same voting, dividend and other rights as our other stockholders. Awards of restricted stock may be subject to a repurchase option in favor of the Company exercisable upon the voluntary or involuntary termination of the holder’s employment with the Company at a price equal to the original purchase price. Any such repurchase option shall lapse at a minimum rate of 20% per year.

Stock Units. Stock units may be granted to eligible individuals under the Plan. A stock unit represents a bookkeeping entry equivalent to one share of our common stock. Each award of stock units may or may not be subject to vesting. The stock unit agreement may provide for accelerated vesting in the event of the holder’s death, disability or retirement or in the event of a change in control or other events. The holders of stock units will have no voting rights but may have a right to dividend equivalents. Settlement of vested stock units may be made in the form of cash, shares of common stock, or a combination thereof. The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. No monetary consideration will be paid to the Company upon the granting of stock units.

Tax Consequences Relating to Stock Options

Certain options authorized to be granted under the Plan are intended to qualify as “incentive stock options” for federal income tax purposes. Under federal income tax law in effect as of the date of this proxy statement, an optionee will recognize no regular income upon grant or exercise of an incentive stock option. The amount by which the market value of shares issued upon exercise of an incentive stock option exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of any of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a “disqualifying disposition”), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will constitute capital gain. We will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an optionee, we will generally be entitled to a deduction to the extent the optionee realizes ordinary income.

Certain options authorized to be granted under the Plan will be treated as nonqualified stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this proxy statement, no income is realized by the optionee of a nonqualified stock option until the option is exercised. At the time of exercise of a nonqualified stock option, the optionee will realize ordinary income, and we will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. We are required to withhold income taxes on such income if the optionee is an employee. Upon the sale of shares acquired upon exercise of a nonqualified stock option, the optionee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.

An individual who receives stock under the Plan will generally realize ordinary income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code. Absent an election under Section 83(b), an individual who receives shares that are not substantially vested will realize ordinary income in each year in which a portion of the shares substantially vests. The amount of ordinary income recognized in any such year will be the fair market value of the shares that substantially vest in that year less any consideration paid for the shares. We will be entitled to a deduction in the amount includable as ordinary income by the recipient at the same time or times as the recipient recognizes ordinary income with respect to the shares. We are required to withhold income taxes on such income if the recipient is an employee.

Section 162(m) of the Code limits to $1 million per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. Under Internal Revenue Service regulations, compensation received through the exercise of an option or SAR will not be subject to the $1 million limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. One requirement is stockholder approval at least once every five years of a per-employee limit on the number of shares as to which options and SARs may be granted. As discussed above, the Board of Directors has approved an increase in the per-employee limit for stock options previously approved by stockholders. Approval of this Proposal 2 will constitute approval of the new per-employee limit. Other requirements are that the option or SAR be granted by a committee of at least two non-employee directors and that the exercise price of the option or SAR be not less than fair market value of the common stock on the date of grant. Accordingly, we believe that if this proposal is approved by stockholders, compensation received on exercise of options and SARs granted under the Plan in compliance with all of the above requirements will continue to be exempt from the $1 million deduction limit.

Benefits to be Received Under the Plan

If the increase in the number of shares available under the Plan is approved by stockholders at the Annual Meeting, we intend, but are not obligated, to issue incentive stock options to buy approximately 137,400 shares of our common stock to approximately 29 of our non-officer employees. As of October 24, 2003, we do not have any other plans, proposals or arrangements to award any of the additional shares that would be authorized under the amended Plan. Rather, we are seeking approval for the increase at this time to provide us with the flexibility to issue additional shares if necessary or advisable, in the determination of the Human Resources Committee and the Board of Directors, to acquire and/or retain qualified employees and to offer employees a competitive compensation structure.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of June 30, 2003. It does not include additional options to buy 300,000 shares of our common stock granted to our executive officers under the Plan between  July 1, 2003 and October 24, 2003.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	565,200	$2.49	334,800	(2)
Equity compensation plans not approved by stockholders(1)	20,000	$5.75	—

Total	585,200	$2.60	334,800

[1]	In October 1998, the Board of Directors adopted an outside director compensation plan. Under the plan, on March 1st of each year, each non-employee director was to be granted an option to buy 10,000 shares of our common stock. Each option was to have an exercise price equal to the last sale price reported by Nasdaq on the trading day before the grant, a term of five years, and a three year vesting schedule. Options were granted to non-employee directors under this plan in March 1999. No other grants were made under this plan. In May 1999, the Board of Directors adopted the Plan. Shareholders approved the Plan in December 1999. Thereafter, annual grants to non-employee directors were made under the Plan.

[2]	Under the terms of the Plan in effect as of June 30, 2003, the aggregate number of shares of common stock that may be awarded each year is automatically increased on January 1st of each year, commencing January 1, 2000, by a number equal to the lesser of 2.5% of the total number of common shares then outstanding or 100,000.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF AUDITORS

Our independent auditors for the fiscal year ended June 30, 2003 were Ernst & Young LLP, certified public accountants. The Audit Committee of the Board of Directors has selected and recommended, and the Board of Directors has approved, Ernst & Young LLP to serve as our auditors for the fiscal year ending June 30, 2004. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended June 30, 2003 and June 30, 2002, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal years ended  June 30, 2003 and June 30, 2002 were:

2003	$118,500
2002	$107,500

Audit-Related Fees

The aggregate fees billed to the Company by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements for each of the last two fiscal years ended June 30, and not included under “Audit Fees” above, are set forth below.

2003	$7,700
2002	$4,719

Tax Fees

The aggregate fees billed to the Company by Ernst & Young LLP in each of the last two fiscal years ended June 30 for professional services for tax compliance, tax advice, and tax planning are set forth below.

2003	$29,246
2002	$37,198

All Other Fees

There were no other fees billed to the Company by Ernst & Young LLP for products and services provided, other than the services described above, during the fiscal years ended June 30, 2003 and June 30, 2002.

Pre-Approval Policies and Procedures

On June 23, 2003, the Audit Committee approved certain policies and procedures under which all audit and non-audit services performed by our auditors must be approved in advance by the Audit Committee. Under these policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by our auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In granting both general and specific pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the auditors are best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The term of any general pre-approval will be 12 months, unless the Audit Committee determines otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by our auditors without obtaining specific pre-approval from the Audit Committee. Since these policies and procedures were adopted at the end of fiscal 2003, the percentage of the audit-related, tax and other services provided to the Company by Ernst & Young LLP described above that were pre-approved by the Audit Committee in accordance with its policies and procedures was 0% for fiscal 2003 and 0% for fiscal 2002.

Effect of Ratification

Ratification by stockholders of the selection of Ernst & Young LLP as our auditors is not required by applicable law. However, as a matter of policy and sound corporate practice, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If the stockholders fail to ratify the selection of Ernst & Young LLP as our auditors, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent auditors at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2003 with the Company’s management, and has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2003, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Members of the Audit Committee

Lee G. Weldon, Chairman

Joe E. Davis

J. Scott Schmidt

The Audit Committee Report above is not considered proxy-soliciting material and is not deemed to be filed with the SEC or subject to Regulation 14A and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (“2003 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2003 Annual Report free of charge to any stockholder upon written request to the Company at 1185 Linda Vista Drive, San Marcos, California 92069. The 2003 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2003 Annual Report together with any later information that we file with the SEC and other publicly available information.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on June 10, 2004. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Restated Certificate of Incorporation, to be properly brought before an annual meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present. To be timely, we must receive the notice not less than 60 days before the original scheduled meeting date. If we provide less than 70 days’ notice or prior public disclosure of the meeting date, to be timely we must receive the notice not later than the close of business on the 10th day following the earlier of the day on which we mailed notice of the meeting date or the day on which we publicly disclosed the meeting date. To be in proper form, the notice must be in writing and include the specified information set forth in Article Fifteenth of our Restated Certificate of Incorporation. Our Board of Directors has set December 3, 2004, as the date of the next annual meeting of stockholders, although this date is subject to change.

All proposals and notices should be sent by certified mail, return receipt requested, to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92069, Attn: Mr. Randell Weaver, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

San Marcos, California	By Order of the Board of Directors
December 12, 2003

ATTACHMENT A

Natural Alternatives International, Inc.

1999 Omnibus Equity Incentive Plan

(as proposed to be amended)

ARTICLE 1. INTRODUCTION

The Plan was adopted by the Board effective May 10, 1999. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) and Stock Appreciation Rights. Terms defined herein shall have the meanings set forth in “Article 21 — Definitions.”

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. DEFINITIONS

2.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

2.2 “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

2.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

2.4 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means a committee of the Board, as described in Article 21.

2.7 “Common Share” means one share of the common stock of the Company.

2.8 “Company” means Natural Alternatives International, Inc., a Delaware corporation.

2.9 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

2.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

2.13 “Fair Market Value” means with respect to each Common Share the last reported sale price of the Company’s Common Shares sold on the principal national securities exchanges on which the Common Shares are at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by the Nasdaq system, or any similar organization if the Nasdaq is no longer reporting such information, either (i) on the date which the notice of exercise is deemed to have been sent to the Company (the “Notice Date”) or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater. If on the date for which the current fair market value is to be determined, the Common Shares are not listed on any securities exchange or quoted on the Nasdaq system or the over-the-counter market, the current fair market value of Common Shares shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Shares shall be deemed to be the value to be received by the holders of the Company’s Common Shares for each share thereof pursuant to the Company’s acquisition. Such determination shall be conclusive and binding on all persons.

2.14 “ISO” means an incentive stock option described in Section 422(b) of the Code.

2.15 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

2.16 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

2.17 “Optionee” means an individual or estate who holds an Option or SAR.

2.18 “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

2.19 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.20 “Participant” means an individual or estate who holds an Award.

2.21 “Plan” means this Natural Alternatives International, Inc. 1999 Omnibus Equity Incentive Plan, as amended from time to time.

2.22 “Restricted Share” means a Common Share awarded under the Plan.

2.23 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

2.24 “SAR” means a stock appreciation right granted under the Plan.

2.25 “SAR Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

2.26 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

2.27 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

2.28 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

2.29 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 1,500,000 plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

3.2 Annual Increase in Shares. As of January 1 of each year, commencing with the year 2005, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (a) 2.5% of the total number of Common Shares then outstanding or (b) 100,000 Shares.

3.3 Additional Shares. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

3.4 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO only when the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs under the Plan.

ARTICLE 5. OPTIONS

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 150,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences may cover up to 175,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee, provided, however, that an Option granted to a non-officer Employee shall vest at least 20% of the Common Shares per year. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5 Manner of Exercise. An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Common Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Stock Option Agreement. Common Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Common Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Common Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Common Shares are issued, except as provided in Article 11 of the Plan.

Exercising an Option in any manner shall decrease the number of Common Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Common Shares as to which the Option is exercised.

5.6 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(a) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

5.7 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations determined pursuant to the Option Agreement representing such Option.

5.8 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3 Net Exercise. Instead of exercising the Option by paying the Exercise Price in cash, check or other appropriate consideration, the Optionee may elect to exercise the Option in whole or in part by receiving Common Shares equal to the value (as determined below) of the Option, or any part hereof, upon surrender of the Option at the principal office of the Company together with the notice of exercise annexed to the Stock Option Agreement in which event the Company shall issue to the Optionee a number of Common Shares computed using the following formula:

X=Y(A-B)

          A

Where X = the number of Common Shares to be issued to the Holder;

Y = the number of Common Shares underlying the Option to be exercised;

A = the current fair market value of one Common Share; and

B = the Exercise Price of the Option.

As used herein, current fair market value of Common Share shall mean with respect to each Common Share the last reported sale price of the Company’s Common Shares sold on the principal national securities exchanges on which the Common Shares are at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by the National Association of Securities Dealers Automated Quotation system (“Nasdaq”), or any similar organization if the Nasdaq is no longer reporting such information, either (i) on the date which the notice of exercise is deemed to have been sent to the Company (the “Notice Date”) or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater. If on the date for which the current fair market value is to be determined, the Common Shares are not listed on any securities exchange or quoted on the Nasdaq system or the over-the-counter market, the current fair market value of Common Shares shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Shares shall be deemed to be the value to be received by the holders of the Company’s Common Shares for each share thereof pursuant to the Company’s acquisition.

6.4 Exercise/Sale. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.5 Exercise/Pledge. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.6 Promissory Note. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.7 Other Forms of Payment. To the extent that this Section 6.7 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS

7.1 Initial Grants. Each Outside Director who first becomes a member of the Board shall receive a one-time grant of an NSO covering 10,000 Common Shares on March 1 of each year (subject to adjustment under Article 11). Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable as to one-third of such 10,000 Common Shares at the end of each year’s anniversary date of such Outside Director’s appointment over the 36-month period commencing on the date of grant.

7.2 Annual Grants. Upon each March 1 after the Outside Director first becomes a member of the Board, each Outside Director who continues serving as a member of the Board thereafter shall receive an NSO covering 10,000 Common Shares (subject to adjustment under Article 11), except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable as to one-third of said amount on and after the first anniversary of the date of grant, as to an additional one-third of said amount on and after the second anniversary of the date of grant, and as to the final one-third of said amount on and after the third anniversary of the date of grant.

7.3 Accelerated Exercisability. All NSOs granted to an Outside Director under this Article 7 shall also become exercisable in full in the event of:

(a) The termination of such Outside Director’s service because of death, total and permanent disability or retirement at or after age 65; or

(b) A Change in Control with respect to the Company, except as provided in the next following sentence.

If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

7.4 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3, 6.4 and 6.5.

7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such Outside Director’s service for any reason other than death or total and permanent disability or (c) the date twelve months after the termination of such Outside Director’s service because of death or total and permanent disability.

7.6 Affiliates of Outside Directors. The Committee may provide in its sole discretion that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

ARTICLE 8. STOCK APPRECIATION RIGHTS

8.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

8.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 50,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 75,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

8.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

8.6 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

8.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the

Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 9. RESTRICTED SHARES

9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

9.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

9.5 Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). The purchase price for Common Shares repurchased pursuant to the Restricted Stock Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine, but at a minimum rate of 20% per year.

ARTICLE 10. STOCK UNITS

10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. PROTECTION AGAINST DILUTION

11.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 5.2 and 8.2;

(c) The number of NSOs to be granted to Outside Directors under Article 7;

(d) The number of Common Shares covered by each outstanding Option and SAR;

(e) The Exercise Price under each outstanding Option and SAR; or

(f) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(c) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(d) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(e) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 12. DEFERRAL OF AWARDS

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE 13. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES

14.1 Effective Date. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Company on the prescribed form.

14.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 15. LIMITATION ON RIGHTS

15.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3 Conditions Upon Issuance of Common Shares.

(a) Legal Compliance. Common Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Common Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, as amended, the Exchange Act, the securities laws of applicable states, the rules and regulations promulgated thereunder, applicable laws, and the requirements of any stock exchange or quotation system upon which the Common Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations Re: Federal Securities Laws. The Common Shares underlying the Awards, as of the date the Plan was approved by the Board, have not been registered under the Securities Act. The Participant shall be required to represent that if Awards are exercised in whole or in part at a time when there is not in effect, under the Securities Act, a registration statement applicable to the Common Shares issuable upon exercise, then the purchase of such Common Shares shall be subject to obtaining such representation, warranties and covenants from the Participants as the Committee shall determine, including:

(i) Investment Intent. Participant is acquiring the Common Shares for its own account, not as a nominee or agent, and not with a view to their resale or distribution and is prepared to hold the Common Shares for an indefinite period and has no present intention to sell, distribute, or grant any participating interests in the Common Shares. Participant acknowledges the Common Shares have not been registered under the Securities Act or the securities laws of any other state, province or country (collectively, with the 1933 Act, the “Securities Laws”), and that the Company is issuing the Common Shares to it in reliance on such representations.

(ii) Restricted Securities. Participant confirms it has been informed that the Common Shares may not be resold or transferred unless such Common Shares are first registered under the applicable Securities Laws or unless an exemption from such registration is available.

(iii) Investment Experience. In connection with the investment representations made, Participant represents that it is able to fend for itself in the transactions contemplated by the Plan, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and has been furnished with and has had access to such information as is normally made available in the form of a registration statement, together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(iv) Disposition of Shares. Participant shall make no disposition of the Common Shares, unless and until:

(1) Participant shall have complied with all requirements of the Plan and any stock exchange on which such Common Shares (or any substituted securities) may be listed;

(2) Participant shall have notified the Company of the proposed disposition and furnished it with a written summary of the terms and conditions of the proposed disposition; and

(3) Participant shall have provided an opinion to the Company’s counsel (at its expense), in form and substance reasonably satisfactory to the Company, that (i) the proposed disposition does not require registration of the Common Shares under the applicable Securities Laws or (ii) all appropriate action necessary for compliance with the registration requirements of the applicable Securities Laws or of any exemption from registration available under the applicable Securities Laws has been taken.

ARTICLE 16. WITHHOLDING TAXES

16.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

16.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 17. FUTURE OF THE PLAN

17.1 Term of the Plan. The Plan, as set forth herein, shall become effective on May 10, 1999. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company’s stockholders.

17.2 Amendment or Termination. The Board may at any time amend, alter, suspend or terminate the Plan for any reason.

17.3 Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent requested by applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Shares are listed or quoted. Such stockholder approval, if required shall be obtained in such a manner and to such a degree as is required by the applicable laws, rules or regulations.

17.4 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company unless such amendment, alteration, suspension or termination is required to enable an Option designated as an Incentive Stock Option to qualify as a Nonqualified Stock Option or is necessary to comply with any applicable laws or government regulations.

ARTICLE 18. LIMITATION ON PARACHUTE PAYMENTS

18.1 Scope of Limitation. This Article 18 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this Article 18. If this Article 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

18.2 Basic Rule. In the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 18, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

18.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

18.4 Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

18.5 Related Corporations. For purposes of this Article 18, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 19. INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company and any Parent or Subsidiary, members of the Committee and any officers or employees of the Company and any Parent or Subsidiary to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

ARTICLE 20. PROVISION OF INFORMATION

At least annually, copies of the Company’s annual report or Form 10-K for the just-completed fiscal year shall be made available to each Participant and purchaser of Common Shares upon exercise of an Award. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

ARTICLE 21. ADMINISTRATION

21.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

21.2 Powers of the Committee. Subject to the provisions of the Plan, and, subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its discretion:

(a) to determine the Fair Market Value of the Common Stock, in accordance with Section 2 of the Plan;

(b) to select the Consultants and Employees to whom Awards may be granted hereunder;

(c) to determine whether and to what extent Awards or any combination thereof are granted hereunder;

(d) to determine the number of Common Shares to be covered by each Award granted hereunder;

(e) to approve forms of agreement for use under the Plan;

(f) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(g) to construe and interpret the terms of the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan;

(i) to determine whether and under what circumstances an Award may be settled in cash instead of Common Shares or Common Shares instead of cash;

(j) to reduce the exercise price of any Award;

(k) to modify or amend each Award (subject to Section 17 of the Plan);

(l) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(m) to determine the terms and restrictions applicable to Awards and any Restricted Stock; and

(n) to make all other determinations deemed necessary or advisable for administering the Plan.

21.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 21.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant

Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 21.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 22. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

Natural Alternatives International, Inc.

By:

Mark LeDoux, Chief Executive Officer

NATURAL ALTERNATIVES INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held January 30, 2004 and the proxy statement, and appoints Mark A. LeDoux and Randell Weaver or either of them the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Friday, January 30, 2004, at 11:00 a.m. Pacific time, at Morgan Run Resort & Club, 5690 Cancha De Golf, Rancho Santa Fe, California 92091, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominees for the Board of Directors listed on the reverse side and for each proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

See Reverse Side	See Reverse Side

Your vote is important!

You can vote in one of three ways:

Vote via the Internet	Vote by Telephone	Vote by Mail
http://www.eproxy.com/naii	1-800-435-6710 via touch tone phone
24 hours a day / 7 days a week	24 hours a day / 7 days a week

Instructions: Use the Internet to vote your proxy up until 4:00 p.m. Eastern time on the business day before the annual meeting day. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, which is located in the box below, to create and submit an electronic ballot.

	Instructions: Use any touch-tone telephone to vote your proxy up until 4:00 p.m. Eastern time on the business day before the annual meeting day. Have your proxy card in hand when you call. You will be prompted to enter your control number, which is located in the box below, then follow the recorded instructions.	Instructions: Mark, sign and date your proxy card and return it in the enclosed envelope. No postage is necessary if mailed in the United States.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Proposal 1 –	To elect as Class I directors the following nominees: (01) Mark A. LeDoux, (02) Joe E. Davis	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.

		For	Against	Abstain
Proposal 2 –	To approve an amendment to our 1999 Omnibus Equity Incentive Plan, including an increase of 500,000 shares authorized for issuance under the plan, as more fully set forth in the accompanying proxy statement.	☐	☐	☐

Proposal 3 –	To ratify the selection of Ernst and Young LLP as our independent auditors for the fiscal year ending June 30, 2004.	☐	☐	☐

Proposal 4 –	In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder with respect to all shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders. If no direction is made, this proxy will be voted “for” the election of each of the nominees for Class I director and “for” Proposals 2 and 3. If any other matters properly come before the meeting, the persons named will vote in their discretion.

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Signature	Date	Signature (Joint Owner)	Date

Title		Title